UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 11, 2007

CONCENTRA OPERATING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-15699	75-2822620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5080 Spectrum Drive Suite 1200 - West Tower Addison, Texas	75001
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 364-8000

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 11, 2007, Concentra Operating Corporation (the “Company”) issued a press release announcing that one of its wholly owned subsidiaries, FOCUS Healthcare Management, Inc. (“FOCUS”) had tentatively settled a class action lawsuit in Louisiana. A copy of this press release is being furnished as Exhibit 99.1 to this report.

The Company has previously disclosed that FOCUS has been sued in a Louisiana state court by four Louisiana health care providers (the “Action”). Other defendants are two PPOs and three third-party administrators (“TPAs”). FOCUS maintains a preferred provider network of occupational healthcare providers. The plaintiffs asserted that it is illegal for a PPO to contract with a provider to pay that provider below the Louisiana Worker’s Compensation fee schedule, and that applying PPO discounts, without providing 30 days prior notice, violates the Any Willing Provider Act in Louisiana. The plaintiffs claimed that FOCUS did not provide legally sufficient notice. Similar cases have also been filed against insurance carriers, PPOs, and TPAs in the state court trial system and the workers compensation court system. Certain of FOCUS’s clients have made indemnification demands on it as a result of these actions.

On January 11, 2007, FOCUS tentatively settled the Action. In the settlement, FOCUS has agreed to create a $12 million settlement fund and to pay an additional $250,000 to cover actual expenses related to the administration of the settlement of the class action. The parties to the class action have mutually agreed that the settlement represents a compromise of disputed claims and is not an admission of liability for any purposes. The settlement remains subject to final court approval, following notice to class members. A copy of the settlement agreement is being furnished as Exhibit 99.2 to this report.

Limitation on Incorporation by Reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Registrant dated January 11, 2007.

99.2	Settlement Agreement, dated as of January 11, 2007, among Clark A. Gunderson, et. al., and F.A. Richard & Associates, Inc. et. al. (FOCUS Healthcare Management, Inc. is one of the named defendants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCENTRA OPERATING CORPORATION
(Registrant)

By:	/s/ Mark A. Solls
Name:	Mark A. Solls
Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: January 11, 2007

INDEX TO EXHIBITS

EXHIBIT NUMBER
99.1	Press Release of the Registrant dated January 11, 2007.

99.2	Settlement Agreement, dated as of January 11, 2007, among Clark A. Gunderson, et. al., and F.A. Richard & Associates, Inc. et. al. (FOCUS Healthcare Management, Inc. is one of the named defendants).